EXHIBIT 4.2


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                              CASE FINANCIAL, INC.

              Warrant to Purchase 1,000,000 Shares of Common Stock
                   (subject to adjustment as set forth herein)

                 Exercise Price $0.80 Per Share of Common Stock
                   (subject to adjustment as set forth herein)



THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

         CASE FINANCIAL, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, I.F. Propco Holdings (Ontario) 32 Ltd., an Ontario corporation, or its lawful successors or assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time before 5:00 p.m., Los Angeles time, on December __, 2006, subject to an extension as provided for below (as extended, the "Expiration Date"), one million (1,000,000) fully paid and non-assessable shares of the Company's common stock, $0.001 par value per share (the "Warrant Shares"), at a purchase price per share of $0.80 (the "Exercise Price").

         The Warrant Shares and the Exercise Price are subject to adjustment as provided for below. The term "Warrant" as used herein shall mean this Warrant, any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. The term "Warrant Shares" as used herein shall mean the Warrant Shares and any other securities that may be issued in substitution for or replacement of the Warrant Shares. The term "Common Stock" as used herein shall mean the common stock, $0.001 par value per share, of the Company.

         This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder only upon compliance with all the pertinent provisions hereof.

         1. EXERCISE OF WARRANT; EXTENSION OF EXPIRATION DATE.

                  (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant (the "PURCHASE RIGHTS") may be exercised in whole or in part at any time, and from time to time (each, an "EXERCISE" and the Warrant Shares purchased upon an Exercise, the "PURCHASED WARRANT SHARES"), before 5:00 p.m., Los Angeles time, on the Expiration Date, by the Holder's presentation and surrender of this Warrant to the Company at its principal office or the office of the Company's stock transfer agent, accompanied by a duly executed Notice of Exercise, in the form attached to, and by this reference incorporated in, this Warrant as Exhibit A, and by payment to the Company of the applicable aggregate Exercise Price for the Purchased Warrant Shares, delivered by either, or a combination, of the following (as applicable, the "Payment"):

                           (i) By cash, certified check or bank draft; or

                           (ii) So long as the Purchased Warrant Shares are to
be sold immediately after issuance, by delivery of the applicable aggregate Exercise Price, by a licensed broker-dealer legally permitted to effectuate the sale of the Warrant Shares in the United States and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Broker"), pursuant to the terms of an agreement between Broker and Holder that includes an irrevocable provision requiring Broker to withhold and remit to the Company, from the sale of such Purchased Warrant Shares, an amount equal to the applicable aggregate Exercise Price. The form and substance of the agreement between the Broker and the Holder shall be approved by the Company, which approval shall not be unreasonably withheld or delayed.

                  (b) Upon an Exercise, the Purchased Warrant Shares shall be deemed to be issued as of the close of business on the date of the Exercise and the Holder shall be deemed to be the holder of record of such Purchased Warrant Shares, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Purchased Warrant Shares may not have been prepared or actually delivered to the Holder. The Company shall use all reasonable efforts to have certificates for the Purchased Warrant Shares issued and delivered to the Holder within five (5) business days after the Exercise.

                  (c) In the event of an Exercise at any time prior to the Expiration Date in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for such partial Exercise, the Company shall issue, execute and deliver to the Holder a new Warrant, containing all of the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the total number of Warrant Shares not purchased as of the date of issuance of the new Warrant.

                  (d) This Warrant has been issued concurrent with the execution and delivery by the Company to the Holder of a Promissory Note (the "Note"), dated as of the date hereof, in the principal amount of Two Million and 00/100 Dollars ($2,000,000.00). The parties hereto hereby agree that, in the event the Maturity Date (as defined in the Note) is extended pursuant to the terms of the Note, the Expiration Date of this Warrant shall be extended by the same period of time.

         2. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

                  (a) All sales, transfers, assignments or hypothecations of this Warrant must be in compliance with this Section 2 and Section 7 below. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its transfer agent accompanied by a duly executed Assignment Form, in the form attached to, and by this reference incorporated in, this Warrant as Exhibit
B. Upon such presentation and surrender, the Company, at its sole cost and expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, as applicable, containing all of the same terms and conditions as this Warrant, in the name of the new Holder or Holders, as applicable, named in the Assignment Form, and this Warrant shall be canceled.

                  (b) Upon presentation and surrender of this Warrant to the Company at the Company's principal office or at the office of its transfer agent, this Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable, at the option of the Holder but at the Company's sole cost and expense, for another Warrant or Warrants of different denominations but otherwise containing all of the same terms and conditions as this Warrant and entitling the Holder the same Purchase Rights for the same aggregate number of Warrant Shares or other securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered; provided, however, such exchange must occur prior to the earlier of: (i) the Expiration Date; or (ii) the exercise of this Warrant in full. At the time of such presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

                  (c) Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall execute and deliver a new Warrant to the Holder, at the Company's sole cost and expense, containing all of the same terms and conditions as this Warrant; provided however: (i) in the case of loss, theft or destruction of this Warrant, the Company receives from the Holder a reasonably satisfactory indemnification; and (ii) in the case of mutilation of this Warrant, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation of the Company regardless of whether the Warrant that was lost, stolen, destroyed or mutilated shall be enforceable by anyone at any time.

         3. ADJUSTMENTS. The Exercise Price and the number and character of Warrant Shares that may be purchased upon an Exercise (or any shares of stock or other securities or property at the time receivable or issuable upon an Exercise) shall be subject to adjustment from time to time upon the occurrence of any of the following:

                  (a) If at any time prior to the Expiration Date, the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of: (i) the payment of a stock dividend or the making of any other distribution on such shares of Common Stock payable in its Common Stock; (ii) a stock split or reverse stock split or other subdivision of shares of Common Stock; (iii) a merger whereby the Company is not the surviving entity, share exchange, consolidation or combination involving its shares of Common Stock; or (iv) a reclassification or recapitalization involving its shares of Common Stock (each, a "COMMON STOCK DIVIDEND EVENT"), the Exercise Price in effect on the effective date of the Common Dividend Stock Event shall be adjusted, simultaneously with the occurrence of such Common Stock Dividend Event, so that the adjusted numbers, rights, and privileges relating to the Warrant Shares not purchased at the time of the Common Stock Dividend Event shall be increased, decreased or changed in like manner, for the same aggregate Exercise Price, as if such Warrant Shares not purchased at the time of the Common Stock Dividend Event were issued, outstanding, fully paid and non-assessable Common Stock, so that, at no time, would any Common Stock Dividend Event cause any of the Purchase Rights to be diluted or the aggregate Exercise Price for all of the Warrant Shares to be increased. By means of example: (v) if the Company declared a two-for-one split of the Common Stock, the aggregate number of Warrant Shares that may be purchased upon exercise of this Warrant subsequent to such Common Stock Dividend Event (and not previously purchased) would be increased by one hundred percent (100%); (vi) if the Company declared a one hundred percent (100%) dividend upon the Common Stock, the aggregate Exercise Price for all Warrant Shares that may be purchased upon exercise of this Warrant subsequent to such Common Stock Dividend Event (and not previously purchased) would be reduced by fifty percent (50%).

                  For the purposes of this Subsection 3(a), if the Company declares a dividend upon its shares of Common Stock payable in money and at substantially the same time offers its shareholders of record (the "SHAREHOLDERS") the right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the proceeds of such dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend in accordance with Subsection 3(a)(i).

                  (b) If at any time prior to the Expiration Date, the Company declares a dividend or other distribution upon its shares of Common Stock payable in securities or other property (each, a "SECURITIES DIVIDEND EVENT"), excluding payment in money or payment in shares of Common Stock, but including, without limitation: (i) shares of any other series or class of the Company's stock; (ii) shares of stock or other securities convertible into or exchangeable for shares of Common Stock, any other class or series of the Company's stock, or any other interest in the Company or its assets (collectively, "DIVIDEND SECURITIES"), at the time of the Securities Dividend Event the Company shall reserve an amount of Dividend Securities equal to the amount of such Dividend Securities that would be deliverable to the Holder upon such Securities Dividend Event as if all Warrant Shares not purchased at the time of the Securities Dividend Event were issued, outstanding, fully paid and non-assessable Warrant Shares. Such reserved Dividend Securities shall be delivered, pro rata to the Purchased Warrant Shares, upon each exercise of Purchase Rights subsequent to such at the time of the Securities Dividend Event.

                  For the purposes of this Subsection 3(b), if the Company declares a dividend upon its shares of Common Stock payable in money and at substantially the same time offers the Shareholders the right to purchase Dividend Securities from the proceeds of such dividend, or for an amount substantially equal to the proceeds of such dividend, all shares of such Dividend Securities so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend or other distribution in accordance with Subsection 3(b).

                  (c) If at any time prior to the Expiration Date, the Company grants the right to all of its Shareholders to subscribe pro rata for additional securities of the Company (regardless of such additional securities class, series or other designation), or any other securities, property or interests (each, a "Grant"), the Company shall also grant to the Holder the same subscription rights the Holder would be entitled to if the Warrant Shares not purchased at the time of such Grant were issued, outstanding, fully paid and non-assessable Common Stock.

                  (d) If at any time prior to the Expiration Date, the Company enters into any agreement or arrangement for the following, pursuant to which the Shareholders are to receive securities or other interests in another entity (each, a "Reorganization Event"): (i) the reclassification, capital reorganization, or other change of outstanding shares of Common Stock; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with an Affiliate (as defined below) or subsidiary, pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the reserved Warrant Shares, are not converted or exchanged; or (iii) the spin-off of assets to a subsidiary or an Affiliate, or the sale, lease, or exchange of a significant portion of the Company's assets, then such agreement or arrangement for the Reorganization Event shall contain an irrevocable provision granting the Holder, upon the occurrence of a Reorganization Event, the right upon an Exercise, to purchase for the aggregate Exercise Price the pro rata kind and amount of such shares of stock and other securities, property and interests as would be issuable or payable if all Warrant Shares not purchased at the time of such Reorganization Event were issued, outstanding, fully paid and non-assessable shares of Common Stock. The foregoing provisions of this Subsection 3(d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges. As used herein, "Affiliate" shall mean, with respect to the Company, any other person or entity who directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (and the terms "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether though ownership of membership interests, by contract, or otherwise.

                  (e) If at any time prior to the Expiration Date, any sale, lease or exchange of all, or substantially all, of the Company's assets or business, or any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be proposed (each, an "Termination Event"), it shall be a non-waivable condition precedent to such Termination Event that the Company deliver a Written Notice (as defined below) of such Termination Event. If as a result of an Termination Event, the Shareholders are to receive securities or other interests of another entity, the provisions of Subsection 3(d) above shall apply; provided, however, if as a result of an Termination Event, the Shareholders are to receive money or property other than securities or other interests of another entity, the Holder shall be entitled to Exercise any or all Purchase Rights at any time prior to the consummation of such Termination Event, and all Purchased Warrant Shares shall be entitled to all of the rights and privileges of the Common Stock for any distribution by the Company in connection with such Termination Event. If a Termination Event does not involve any other entity and the provisions of Subsection 3(d) above do not apply, all Purchase Rights shall terminate at the close of business on that date upon which the Shareholders are entitled to participate in a distribution of the Company's assets pursuant to the terms of the Termination Event. If the Purchase Rights terminate pursuant to an Termination Event, the Written Notice shall include a statement to that effect.

                  (f) The provisions of this Section 3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the Termination Date. All adjustments required hereby shall be calculated or verified by the Company's independent public accountants.

                  (g) Unless the context requires otherwise, whenever reference is made in this Section 3 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean: (i) the common stock of the Company; (ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Common Stock; and (iii) any Dividend Securities convertible into either (i) or (ii).

                  (h) For the purposes of this Section 3, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be issued and outstanding shares of Common Stock.

         4. NOTICE TO HOLDER. If, prior to the Expiration Date, there shall occur any of (each, an "Event":

                  (a) a Common Stock Event;

                  (b) a Dividend Securities Event;

                  (c) a Grant;

                  (d) a Reorganization Event;

                  (e) a Termination Event; or

                  (f) a purchase, retirement or redemption by the Company of its Common Stock;

the Company shall deliver to the Holder written notice thereof not less than thirty (30) days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following (the "WRITTEN NOTICE"):

                           (i) the date on which a record is to be taken for the
purpose of such Event, or, if a record is not to be taken, the date as of which the Shareholders of record for such Event are to be determined;

                           (ii) the date on which such Event shall become
effective, and the date, if any, as of which the Shareholders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Event; and

                           (iii) if any matters referred to in the foregoing
clauses (i) and (ii) are to be voted upon by Shareholders of Common Stock.

         5. OFFICERS' CERTIFICATE. Whenever the Exercise Price or the aggregate number of Warrant Shares shall be adjusted as required by the provisions of
Section 3 above, the Company shall promptly file with its Secretary (or Assistant Secretary) at its principal office and with its transfer agent an officers' certificate executed by the Company's President and Secretary (or Assistant Secretary) describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant (the "Officers' Certificate"). Each Officers' Certificate shall be made available to the Holder for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of such Officers' Certificate relating to that adjustment to the Holder. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. The Officers' Certificate shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, the Holder does note deliver written notice to the Company of an objection to the adjustment, and specifying such objection, within ninety (90) days after delivery to the Holder of the Officers' Certificate (the "Objection Notice"). If an Objection Notice is delivered within ninety (90) days after delivery to the Holder of the Officers' Certificate, and the parties cannot reconcile such objection within thirty (30) days of delivery of the Objection Notice, the Holder and the Company shall submit the dispute to arbitration. Such Arbitration proceedings will be determined in accordance with the Arbitration Act, the rules and procedures for the arbitration of financial services disputes of JAMS/Endispute, LLC, a Delaware limited liability company or any successor thereof ("JAMS"), and the terms of this Section. The arbitration shall be administered by JAMS and conducted in the State of California, unless otherwise mutually agreed to by the Company and the Holder. All arbitration hearings shall commence within ninety
(90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty
(30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

         6. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees:

                  (a) All Warrant Shares that may be issued upon an Exercise shall, upon issuance, be duly authorized and validly issued, fully paid and non-assessable shares, free and clear of any liens and encumbrances. The Company further covenants and agrees that at all times prior to the Expiration Date, the Company will have authorized, and reserved for the purpose of issue or transfer upon an Exercise, a sufficient number of Warrant Shares or other securities to provide for an Exercise in full.

                  (b) The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

                  (c) The Company shall, within ninety (90) days after the date of this Warrant, prepare and file with the Securities Exchange Commission (the "SEC") a registration statement with respect to the Warrant Shares, and use reasonable efforts to cause such registration to become and remain effective, and prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective. The Company will indemnify and hold harmless the Holder from and against, and will reimburse the Holder with respect to, any and all loss, damage, liability, cost and expense to which the Holder may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, omission or alleged omission so made is in conformity with information furnished by the Holder.

         7. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  (a) This Warrant, the Warrant Shares, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws.

                  (b) The Company may cause substantially the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Shares, or any other security issued or issuable upon exercise of this Warrant:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("Act") or the securities laws of any state and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is to be established to the satisfaction of the Company.

         8. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that share.

         9. RIGHTS OF THE HOLDER. The Holder shall not be entitled to any rights as a Shareholder by reason of this Warrant, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the Shareholders.

         10. CHARGES DUE UPON EXERCISE. The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Shares upon an Exercise; provided, however, the Company shall have no obligation to pay any income taxes, of any jurisdiction, incurred by the Holder as a result of an Exercise.

         11. NOTICES. All notices required, permitted or given pursuant to the provisions of this Agreement shall be made in writing, and either hand delivered, delivered by certified mail, postage prepaid, return receipt requested or by reputable overnight courier, delivered by an overnight delivery service, or delivered by facsimile machine followed within twenty-four (24) hours by transmittal by any other means permitted herein, addressed as follows:

                  Company:          Case Financial, Inc.
                                    15060 Ventura Blvd., Suite # 240
                                    Sherman Oaks, CA  91403
                                    Fax: (818) 728-9449
                                    Attention:  Eric Alden

                  Copy to: Richman, Mann, Chizever, Phillips & Duboff Penthouse, 9601 Wilshire Boulevard
                                    Beverly Hills, CA 90210
                                    Fax:  (310) 274-2831
                                    Attention:  Gerald M. Chizever, Esq.

                  Buyer:            I.F. Propco Holdings (Ontario) 32 Ltd.
                                    P.O. Box 487
                                    83 Campbell Avenue East
                                    Campbellville, Ontario   L0P 1B0
                                    Canada
                                    Fax: (905) 854-4593
                                    Attention:  Andrew Lepper

                  Copy to:          Schreck Brignone
                                    300 South 4th Street, Suite 1200
                                    Las Vegas, NV 89101
                                    Fax:  (702) 382-8135
                                    Attention: Kathryn S. Lever, Esq.

                  Notices shall be deemed delivered on the date that is: (a) three (3) calendar days after the notice is deposited in the U.S. mail, if sent by certified mail one (1) business day in the case of overnight courier service); (b) on the date the hand delivery is made, if hand delivered; (c) on the date the transmission is made, if delivered by facsimile machine; or (d) on the date that the notice is delivered by an overnight delivery service, if given by an overnight delivery service. An address given above may be changed by the relevant party by notice given in the manner provided herein.

         12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law rules of that state.

         13. MISCELLANEOUS PROVISIONS.

                  (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares and the Exercise in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Shares.

                  (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

                  (c) This terms of this Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

                  (d) If any term of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

                  (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

                  (f) Section headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.


                         [Signatures on following page.]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of December __, 2002.


                                CASE FINANCIAL, INC., a Delaware corporation,



                                By:      ______________________________
                                Name:    ______________________________
                                Its:     ______________________________

                                    EXHIBIT A
                                    ---------
                               NOTICE OF EXERCISE
                               ------------------

(To be executed by the Holder desiring to Exercise Purchase Rights. Defined terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Warrant to which this Exhibit A is attached.)

         THE UNDERSIGNED HOLDER hereby:

                  (a) Irrevocably elects to exercise the Warrant in full or in part, as applicable, by purchasing _______________ Warrant Shares;

                  (b) Makes payment in full of the aggregate Exercise Price such Purchased Warrant Shares pursuant to and in accordance with the terms of Section 1(a) of the Warrant;

                  (c) Requests that certificates evidencing the securities underlying such Warrant Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

                         _______________________________________________
                         _______________________________________________
                         _______________________________________________
                         (Name and address of person other than the undersigned in whose name Shares are to be registered)

                  (d) Requests, if the number of Warrant Shares purchased are not all of the Warrant Shares purchasable pursuant to the unexercised Purchase Rights, that a new Warrant be issued pursuant to and in accordance with the terms of Section 1(c) and delivered to the undersigned at the address stated below.

Dated:   ___________________        Holder:_____________________________________
                                          (This name must conform in all
                                          respects to the name of the Holder as
                                          specified on the face of the Warrant.)

                                    By: ________________________________________
                                    Name:_______________________________________
                                    Its:________________________________________

                                    Address:____________________________________
                                            ____________________________________
                                            ____________________________________

                                    EXHIBIT B
                                    ---------
                                 ASSIGNMENT FORM
                                 ---------------

(To be executed by the Holder desiring to effectuate a sale, transfer, assignment or hypothecation of the Warrant purchase to Section 2 of the Warrant. Defined terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Warrant to which this Exhibit B is attached.)

         FOR VALUE RECEIVED, the undersigned Holder, __________________________, hereby sells, assigns and transfers unto:

Name:    __________________________________________
         (Please type or print in block letters)

Address: __________________________________________
         __________________________________________
         __________________________________________

the right to purchase _______________ Warrant Shares pursuant to the terms and conditions of the Warrant. The Holder hereby authorizes and directs the Company:
(i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised; and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned Holder's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned Holder at the address stated below a new Warrant evidencing the right to purchase the number of Warrant Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Warrant Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain all of the same terms and conditions as the undersigned Holder's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned Holder hereby irrevocably constitutes and appoints ___________________________ as the undersigned Holder's attorney-in-fact to transfer the Warrant and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated:   ___________________        Holder:_____________________________________
                                          (This name must conform in all
                                          respects to the name of the Holder as
                                          specified on the face of the Warrant.)

                                    By: ________________________________________
                                    Name:_______________________________________
                                    Its:________________________________________

                                    Address:____________________________________
                                            ____________________________________
                                            ____________________________________